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                                                                       EXHIBIT 5

                                [DP&W Letterhead]




                                                                December 9, 2002
Banco Santander-Chile
Bandera 140
Santiago, Chile

Ladies and Gentlemen:

         We are acting as special United States counsel to Banco Santander-Chile (the "Bank") in connection with the Registration Statement on Form F-4 (the "Registration Statement") filed with the United States Securities and Exchange Commission (File No. 333-100975) by the Bank for the purpose of registering under the United States Securities Act of 1933 (the "Act") $300,000,000 aggregate principal amount of the Bank's Notes Due 2012 (the "Notes"). The Notes are to be issued pursuant to an Indenture (the "Base Indenture") between the Bank and The Bank of New York, as Trustee, dated as of July 17, 1997, as amended by the first supplemental indenture to be entered into between the Bank and The Bank of New York (together with the Base Indenture, the "Indenture"). Capitalized terms used but not defined herein have the meaning assigned to them in the Indenture.

         We have examined the originals or copies certified or otherwise identified to our satisfaction of such corporate records of the Bank and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

         Based upon and subject to the foregoing, we are of the opinion that:

         (1) Assuming the existence and good standing of all parties to the Indenture and their power to enter into the Indenture and to issue and authorize the Notes, the due authorization by all such parties of the Indenture in substantially the form filed as an exhibit to the Registration Statement, and the due authorization of the Notes by the Bank, when the Indenture has been duly executed and delivered by the parties thereto and the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to and paid for by the purchasers thereof in the manner described in the Registration Statement, the Notes will, insofar as New York law is concerned, constitute valid and binding obligations of the Bank.

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         We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In addition, we consent to the incorporation by reference of this opinion and consent into a registration statement filed pursuant to Rule 462(b) under the Act.


                                            Very truly yours,
                                            /s/ Davis Polk & Wardwell